Herc Holdings Inc. Q4 and Full Year 2017 Earnings Call For the period ended December 31, 2017 February 28, 2018 ©2018 Herc Rentals Inc. All Rights Reserved.

NYSE: HRI Agenda 2 Welcome and Introductions Elizabeth Higashi Vice President, Investor Relations Strategic Update & Industry Outlook Larry Silber President and Chief Executive Officer Q4 and Full Year Financial Review Barbara Brasier Senior Vice President and Chief Financial Officer Questions and Answers Larry Silber Barbara Brasier Bruce Dressel Senior Vice President and Chief Operating Officer ©2018 Herc Rentals Inc. All Rights Reserved.

NYSE: HRI Basis of Presentation The financial information included in this presentation is based upon the condensed consolidated financial statements of the Company which are presented in accordance with generally accepted accounting principles in the United States of America (U.S. GAAP). These financial statements and financial information represent only those operations, assets, liabilities and equity that form Herc Holdings on a stand-alone basis. As the spin-off occurred on June 30, 2016, amounts for the first half of 2016 represent carve-out financial results. Forward-Looking Statements This release contains statements, including those related to 2018 Guidance, that are not statements of historical fact, but instead are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on these statements, which speak only as of the date hereof. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those suggested by our forward-looking statements, including: • Risks related to material weaknesses in our internal control over financial reporting and the restatement of financial statements previously issued by Hertz Global Holdings, Inc. (in its form prior to the spin-off that effected the separation of the car rental business from us, “Hertz Holdings”), including that: we have identified material weaknesses in our internal control over financial reporting that may adversely affect our ability to report our financial condition and results of operations in a timely and accurate manner, which may adversely affect investor and lender confidence in us and, as a result, the value of our common stock and our ability to obtain future financing on acceptable terms, and we may identify additional material weaknesses; our efforts to design and implement an effective control environment may not be sufficient to remediate the material weaknesses, or to prevent future material weaknesses; such material weaknesses could result in a material misstatement of our consolidated financial statements that would not be prevented or detected; we receive certain transition services from Hertz Rental Car Holding Company, Inc. n/k/a Hertz Global Holdings, Inc. ("New Hertz") pursuant to the transition services agreement covering information technology ("IT") services and other areas, which impact our control environment and, therefore, our internal control over financial reporting; we continue to expend significant costs and devote management time and attention and other resources to matters related to our internal control over financial reporting; our material weaknesses could expose us to additional risks that could materially adversely affect our ability to execute our strategic plan and our financial position, results of operations and cash flows; any significant disruption or deficiency in the design of or implementing new IT systems, including the migration of systems from New Hertz, could materially adversely affect our ability to accurately maintain our books and records or otherwise operate our business; and Hertz Holdings' restatement has been costly and has resulted in government investigations and other legal actions, and could result in government enforcement actions and private litigation that could have a material adverse impact on our results of operations, financial condition, liquidity and cash flows; Safe Harbor Statements 3©2018 Herc Rentals Inc. All Rights Reserved.

NYSE: HRI • Business risks could have a material adverse effect on our business, results of operations, financial condition and/or liquidity, including: o the cyclicality of our business, and its dependence on levels of capital investment and maintenance expenditures by our customers; a slowdown in economic conditions or adverse changes in the level of economic activity or other economic factors specific to our customers or their industries, in particular, contractors and industrial customers; o our business is heavily reliant upon communications networks and centralized IT systems and the concentration of our systems creates or increases risks for us, including the risk of the misuse or theft of information we possess, including as a result of cyber security breaches or otherwise, which could harm our brand, reputation or competitive position and give rise to material liabilities; o we may fail to maintain, upgrade and consolidate our IT networks; o we may fail to respond adequately to changes in technology and customer demands; o intense competition in the industry, including from our own suppliers, that may lead to downward pricing or an inability to increase prices; o our success depends on our ability to attract and retain key management and other key personnel, and the ability of new employees to learn their new roles; o we may have difficulty obtaining the resources that we need to operate, or our costs to do so could increase significantly; o any occurrence that disrupts rental activity during our peak periods, given the seasonality of the business, especially in the construction industry; o doing business in foreign countries exposes us to additional risks, including under laws and regulations that may conflict with U.S. laws and those under anticorruption, competition, economic sanctions and anti-boycott regulations; o some or all of our deferred tax assets could expire if we experience an “ownership change” as defined in the Internal Revenue Code; o changes in the legal and regulatory environment that affect our operations, including with respect to taxes, consumer rights, privacy, data security and employment matters, could disrupt our business and increase our expenses; o an impairment of our goodwill or our indefinite lived intangible assets could have a material non-cash adverse impact; o other operational risks such as: any decline in our relations with our key national account customers or the amount of equipment they rent from us; our equipment rental fleet is subject to residual value risk upon disposition, and may not sell at the prices we expect; maintenance and repair costs associated with our equipment rental fleet could materially adversely affect us; we may be unable to protect our trade secrets and other intellectual property rights; we are exposed to a variety of claims and losses arising from our operations, and our insurance may not cover all or any portion of such claims; we may face issues with our union employees; environmental, health and safety laws and regulations and the costs of complying with them, or any change to them impacting our markets, could materially adversely affect us; and strategic acquisitions could be difficult to identify and implement and could disrupt our business or change our business profile significantly; Safe Harbor Statements - Continued 4©2018 Herc Rentals Inc. All Rights Reserved.

NYSE: HRI • Risks related to the spin-off, which effected our separation from New Hertz, such as: the liabilities we have assumed and will share with New Hertz in connection with the spin-off could have a material adverse effect on our business, financial condition and results of operations; if there is a determination that any portion of the spin-off transaction is taxable for U.S. federal income tax purposes, including for reasons outside of our control, then we and our stockholders could incur significant tax liabilities, and we could also incur indemnification liability if we are determined to have caused the spin-off to become taxable; if New Hertz fails to pay its tax liabilities under the tax matters agreement or to perform its obligations under the separation and distribution agreement, we could incur significant tax and other liability; the loss of the Hertz brand and reputation could materially adversely affect our ability to attract and retain customers; we have limited operating history as a stand-alone public company, and our historical financial information for periods prior to July 1, 2016 is not necessarily representative of the results that we would have achieved as a separate, publicly traded company, and may not be a reliable indicator of our future results; our ability to engage in financings, acquisitions and other strategic transactions using equity securities is limited due to the tax treatment of the spin-off; and the spin-off may be challenged by creditors as a fraudulent transfer or conveyance; • Risks related to our substantial indebtedness, such as: our substantial level of indebtedness exposes us or makes us more vulnerable to a number of risks that could materially adversely affect our financial condition, results of operations, cash flows, liquidity and ability to compete; the secured nature of our indebtedness, which is secured by substantially all of our consolidated assets, could materially adversely affect our business and holders of our debt and equity; an increase in interest rates or in our borrowing margin would increase the cost of servicing our debt and could reduce our profitability; and any additional debt we incur could further exacerbate these risks; • Risks related to the securities market and ownership of our stock, including that: the market price of our common stock could decline as a result of the sale or distribution of a large number of our shares or the perception that a sale or distribution could occur and these factors could make it more difficult for us to raise funds through future stock offerings; provisions of our governing documents could discourage potential acquisition proposals and could deter or prevent a change in control; and the market price of our common stock may fluctuate significantly; and • Other risks and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2016, under Item 1A "Risk Factors" and in our other filings with the Securities and Exchange Commission (“SEC”). All forward-looking statements are expressly qualified in their entirety by such cautionary statements. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements. Safe Harbor Statements - Continued 5©2018 Herc Rentals Inc. All Rights Reserved.

NYSE: HRI In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this presentation which is not calculated according to GAAP (“non-GAAP”), such as adjusted EBITDA, adjusted EBITDA margin and free cash flow. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the Appendix to this presentation. Information Regarding Non-GAAP Financial Measures 6©2018 Herc Rentals Inc. All Rights Reserved.

NYSE: HRI 7 We are a customer-centric organization focused on safety, efficiency and profitable growth Our Vision To ensure that end users of our equipment and services achieve optimal performance safely, efficiently and effectively. Our Mission Our Values We do what’s right. We’re in this together. We take responsibility. We achieve results. We prove ourselves every day. We aspire to be the supplier, employer and investment of choice in our industry. ©2018 Herc Rentals Inc. All Rights Reserved.

NYSE: HRI Our Strategy is Delivering Results 8 ✓ Safety performance exceeded all target metrics ✓ Our initiatives drove growth in volume, price and mix ✓ We continue to invest in people and operations ✓ The stage is set for strong growth in 2018 ©2018 Herc Rentals Inc. All Rights Reserved.

NYSE: HRI Summary of Q4 and Full Year Results Q4 2017 FY 2017 Equipment Rental Revenue $414.5M +16.2% YoY $1,499.0M +10.8% YoY Average Fleet1 Growth +3.6% YoY +4.2% YoY Pricing +3.0% YoY +1.9% YoY Net Income2 $214.3M $160.3M Adjusted EBITDA3 $177.8M 36.1% Margin $585.4M 33.4% Margin Dollar Utilization 38.7% +360 bps YoY 35.9% +180 bps YoY 1. Fleet at original equipment cost (OEC) based on ARA guidelines 2. Net Income includes an estimated one-time net tax benefit of $207.1M related to the Tax Cuts and Jobs Act of 2017 3. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on slide 28 ©2018 Herc Rentals Inc. All Rights Reserved. 9

NYSE: HRI YoY Price Change Strong Q4 Revenue Growth 1.1% 4.2% 7.0% 14.7% 16.2% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 • Rental revenue growth outpaced fleet growth o Growth continued to accelerate in Q4 o Rental revenue increased 16.2% YoY o Average fleet (at OEC1) increased 3.6% YoY • Pricing improved by 3.0% in Q4 2017 o 7th consecutive quarter of YoY improvement 4.8% 5.3% 4.7% 3.2% 3.6% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 0.5% 1.1% 1.4% 1.7% 3.0% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% Q4 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 YoY Rental Revenue Growth YoY Change in Average Fleet at OEC1 ©2018 Herc Rentals Inc. All Rights Reserved. 1. Original equipment cost based on ARA guidelines 10

NYSE: HRI Aerial 26% Earthmoving 16% Material Handling 17% Trucks & Trailers 12% Other 8% 14% ProContractor 7% Specialty 21% • Accelerated growth of new local customer signings2 • Grew Specialty to 21% of total fleet (at OEC3) in Q4 • Continued to optimize fleet mix to improve $ UT Local vs National % Mix in Q41 % of Fleet at OEC3 vs. Prior YearFleet Composition at Year-end 2017 52% 48%56% 44% 0% 10% 20% 30% 40% 50% 60% Local National 2016 2017 Improving Customer and Fleet Mix As of December 31, $3.65 billion at OEC 3 4% 7% 8% 8% 14% 3% 5% 6% 11% 13% Material Handling Industrial ProContractor Aerial - Scissors Earthmoving - Heavy 2016 2017 ProSolutionsTM as of December 31 ©2018 Herc Rentals Inc. All Rights Reserved. 1. Customers as a % of North America rental revenues 2. Although management considers the number of new account signings as an indicator of the momentum of our business and effectiveness of our sales organization, the number of new account signings is not indicative of future revenues 3. Original equipment cost based on ARA guidelines ProSolutionsTM 11

NYSE: HRI ProSolutions™ Driving Higher Dollar Utilization ProContractor ProContractor specialty equipment includes professional grade tools. ProSolutionsTM, our industry-specific solutions-based services, includes pumping solutions, power generation, climate control, remediation and restoration, and studio and production equipment YoY Basis Point Change in $ Utilization (190) (90) (140) (140) (40) 50 350 360 (250) (150) (50) 50 150 250 350 450 Q1 Q2 Q3 Q4 2016 2017 ©2018 Herc Rentals Inc. All Rights Reserved. Q4 $ Utilization improved 360 basis points YoY due to improved pricing, mix and volume Classic Our classic fleet includes aerial, earthmoving, material handling, trucks and trailers, air compressors, compaction and lighting. 12 1. YoY change excludes operations in France and Spain during 2015 1

NYSE: HRI Focusing on Safety • Total Recordable Incident Rate (TRIR) declined nearly 16% over 2016 • Ultimate goal is zero incidents and a safe environment for our team and customers • The Perfect Day: No OSHA recordable incidents, “at fault” motor accidents, or DOT violations • Every day begins with a “Safety Huddle” to start the day right ©2018 Herc Rentals Inc. All Rights Reserved. 13

NYSE: HRI 14 Improving Operating Effectiveness • Continued to invest in training for new and seasoned personnel • Focused on improving performance of sales organization • Continued to embed the Herc Way operating model throughout the organization • Improved efficiency through warranty, vendor management and spare parts initiatives • Focused on cost reduction through improved logistics and fuel savings ©2018 Herc Rentals Inc. All Rights Reserved.

NYSE: HRI Provides our customers with account management, location tracking, utilization and service updates Enhancing Customer Experience through Technology Herc on the Go Our mobile app provides live pricing and print-on- demand contracts for customers at their sites Streamlines online customer account applications ©2018 Herc Rentals Inc. All Rights Reserved. 15 Provides “estimated time of arrival” for the customer and electronic signing capabilities

NYSE: HRI Strong Industry Outlook Supports Our Growth J a n -0 5 J a n -0 6 J a n -0 7 J a n -0 8 J a n -0 9 J a n -1 0 J a n -1 1 J a n -1 2 J a n -1 3 J a n -1 4 J a n -1 5 J a n -1 6 J a n -1 7 J a n -1 8 $310.2 $328.5 2017 2018E ($ in billions) as of February 2018 N.A. Equipment Rental Market 2Non-Residential Starts 3Architecture Billings Index 1 Industrial Spending4 ($ in billions) as of January 2018 $38 $31 $32 $35 $38 $41 $44 $47 $49 $51 $53 $56 $59 $62 08 09 10 11 12 13 14 15 16 17 18E 19E 20E 21E Jan 18 54.7 as of February 2018 50 1. The American Institute of Architects (AIA) 2. ARA / IHS Global Insight as of October 2017, excludes Party & Event data 3. Dodge Analytics U.S. 4. Industrial information resources U.S. ©2018 Herc Rentals Inc. All Rights Reserved. 16 $275 $282 $287 250 255 260 265 270 275 280 285 290 295 2017 2018E 2019E Non-Residential Construction Spending3 ($ in billions) a$3s5 0 of December 2017

NYSE: HRI Expand and Diversify Revenues Improve Operating Effectiveness Enhance Customer Experience Disciplined Capital Management • Broaden customer base • Expand products and services • Grow pricing and ancillary revenues • Improve sales force effectiveness • Focus on safety, labor productivity, and warranty recovery • Increase density in large urban markets • Improve vendor management and fleet availability • Provide premium products and solutions-based services • Introduce innovative technology solutions • Maintain customer friendly showrooms and facilities • Drive EBITDA margin growth • Improve key financial metrics • Maximize fleet management and utilization Implementing Our Strategic Initiatives ©2018 Herc Rentals Inc. All Rights Reserved. 17

NYSE: HRI Q4 and Full Year Financials ©2018 Herc Rentals Inc. All Rights Reserved. 18

NYSE: HRI Q4 and Full Year Financial Summary $ in millions, except EPS Q4 2017 Q4 2016 FY 2017 FY 2016 Equipment Rental Revenue $ 414.5 $ 356.7 $ 1,499.0 $ 1,352.7 Total Revenues 491.7 405.2 1,754.5 1,554.8 Net Income (Loss)1 214.3 (13.2) 160.3 (19.7) Diluted Earnings (Loss) Per Share 7.44 (0.47) 5.60 (0.70) Adjusted EBITDA2 $ 177.8 $ 145.7 $ 585.4 $ 536.2 1. Net Income includes an estimated one-time net tax benefit of $207.1M related to the Tax Cuts and Jobs Act in 2017 2. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on slide 28 ©2018 Herc Rentals Inc. All Rights Reserved. 19

NYSE: HRI ©2018 Herc Rentals Inc. All Rights Reserved. Impact of Tax Cuts and Jobs Act of 2017 • The impact of the 2017 Tax Act was an estimated one-time net tax benefit of $207.1 million, comprised of: o a one-time tax benefit of $245.2 million, associated with the revaluation of the Company’s net deferred tax liability o a one-time transition tax of $38.1 million on unremitted foreign earnings and profits • Federal net operating loss carryforwards as of December 31, 2017 were $136.1 million • We do not anticipate the Company will pay U.S. federal cash income taxes for at least five years • 2018 effective tax rate expected to be 25 - 27% 20

NYSE: HRI $ in millions Q4 Equipment Rental Revenue Bridge Q4 and Full Year Summary Full Year Equipment Rental Revenue Bridge • YoY equipment rental revenue increased 16.2% in Q4 2017 and 10.8% for the FY o Improvements in volume, price and mix • Substantial YoY growth from ProSolutionsTM and ProContractor • YoY pricing increased 3.0% in Q4 2017 o Seventh consecutive quarter of YoY improvement $414.5 $2.3 $55.5 $356.7 250 270 290 310 330 350 370 390 410 430 2016 Currency translation Overall growth 2017 $1,499.0 $3.0 $143.3 $1,352.7 1,200 1,250 1,300 1,350 1,400 1,450 1,500 1,550 2016 Currency translation Overall growth 2017 Q4 and Full Year Equipment Rental Revenue ©2018 Herc Rentals Inc. All Rights Reserved. 21

NYSE: HRI $1,754.5 $15.1$143.3 $1,554.8 $3.8 $67.7 1,300 1,400 1,500 1,600 1,700 1,800 2016 Currency translation Equipment rental revenue Sales of revenue earning equipment Sales of new equipment and other 2017 $491.7 $5.2 $55.5 $405.2 $2.8 $33.4 300 350 400 450 500 550 2016 Currency translation Equipment rental revenue Sales of revenue earning equipment Sales of new equipment and other 2017 Full Year Total Revenue Bridge • YoY total revenues increased 21.3% or $87 million for Q4 2017 and ~$200 million or 12.8% for the FY • YoY sales of revenue earning equipment increased 118.6% in Q4 2017, and 55.8% for the FY o Shifting fleet mix to achieve strategic goals o In Q4, total OEC1 of $145 million sold o ~43% sale proceeds as a % of OEC1 • Strategic de-emphasis of new equipment sales Q4 Total Revenue Bridge $ in millions Q4 and Full Year Summary Q4 and Full Year Total Revenues ©2018 Herc Rentals Inc. All Rights Reserved. 22 1. Original equipment cost based on ARA guidelines.

NYSE: HRI Q4 and Full Year Net Income (Loss) $160.3 $239.5 $55.8 $29.4 $14.0 $27.6 $39.3 ($19.7)(50) 0 50 100 150 200 250 300 350 400 2016 Income tax benefit Spin-off costs Depreciation of REE Impairment Interest Expense All Other 2017 $214.3 $0.1 $6.1 $199.0 $3.3 $0.6 $30.8 ($13.2) (50) 0 50 100 150 200 250 300 2016 Income tax benefit Spin-off costs Depreciation of REE Impairment Interest Expense All Other 2017 $ in millions Q4 Net Income (Loss) Bridge 1. Excludes the impact of currency translation Full Year Net Income (Loss) Bridge Q4 and Full Year Summary 1 1 1 1 1 • Recognized an estimated one-time net benefit of $207.1 million from Tax Cuts and Jobs Act • Spin-off costs were $8 million for Q4 2017 • Increased FY fleet depreciation due to fleet growth and carryover effect of ordinary course rate adjustments made in 2016 • Increased interest expense reflects debt on a stand-alone basis for a full year versus a half year in 2016 o Includes costs associated with redemption of Notes • All Other includes the impact of our improved operating results (See slide 35 in the Appendix for additional details) 1 1 1 ©2018 Herc Rentals Inc. All Rights Reserved. 23

NYSE: HRI $585.4$60.3 $55.5$1.3 $143.3 $20.2 $0.2 $536.2 0 100 200 300 400 500 600 700 800 2016 Currency translation Equipment Rental Revenue Gain / loss on sales of revenue earning equipment Direct operating expenses SG&A All Other 2017 Q4 and Full Year Adjusted EBITDA1 • YoY adjusted EBITDA increased 22.0% in Q4 2017 • Achieved FY adjusted EBITDA at higher end of guidance range • Improved results from sales of revenue earning equipment • DOE related to higher rental activity such as transportation, fuel and personnel • SG&A driven by variable costs associated with higher revenues, including additional sales personnel and commissions 0 20 40 60 100 140 $ in millions Q4 Adjusted EBITDA Bridge 1. For a reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on slide 28 2. DOE increase for the full year also includes expenses related to business transformation such as investment in facilities to support ProSolutionsTM and ProContractor and deferred maintenance costs 3. SG&A increase for the full year includes first half stand-alone public company costs and first quarter expenses related to business transformation, year-end reporting, and charges related to the bankruptcy filing of a large customer 140 Full Year Adjusted EBITDA Bridge Q4 and Full Year Summary 3 2 $177.8 $23.9 $9.8 $1.0 $55.5 $9.0 $0.3 $145.7 0 50 100 5 200 250 2016 Currency translation Equipment Rental Revenue Gain / loss on sales of revenue earning equipment Direct operating expenses SG&A All Other 2017 ©2018 Herc Rentals Inc. All Rights Reserved. 24

NYSE: HRI Fleet at Original Equipment Cost (OEC)1 1. Original equipment cost based on ARA guidelines. • Average fleet at OEC for the period ended December 31, 2017: o Increased 3.6% in Q4 2017 versus the prior-year period o Increased 4.2% in FY 2017 versus FY 2016 o Average age of fleet was 49 months as of December 31, 2017 • Dollar utilization was 38.7% for Q4 2017, up 360 bps from the prior-year period $ in millions Q1 2017 Q2 2017 Q3 2017 Q4 2017 FY 2017 Beginning Balance – Fleet at OEC $3,556 $3,556 $3,653 $3,752 $3,556 Expenditures – Fleet at OEC $119 $217 $126 $62 $ 524 Disposals – Fleet at OEC ($120) ($111) ($66) ($145) ($442) Foreign Currency / Other $1 ($9) $39 ($18) $13 Ending Balance – Fleet at OEC $ 3,556 $ 3,653 $3,752 $3,651 $3,651 ©2018 Herc Rentals Inc. All Rights Reserved. 25

NYSE: HRI $1,130 $488 $500 '18 '19 '20 '21 '22 '23 '24 Capital Leases and Other borrowings $56.3 4.1x 3.6x 2.0x 2.5x 3.0x 3.5x 4.0x 4.5x Q4 2016 Q4 2017 • Net leverage1 improved to ~3.6x o Stable debt of ~$2.2 billion • Ample liquidity and long dated maturities provide financial flexibility o $639 million of liquidity o No near term maturities • Net cash from operating activities totaled $342 million, with net fleet capital expenditures of $341 million1 and free cash flow of ($61) million1 Debt and Liquidity ...and long dated maturities $ in millions, as of 12/31/17 ABL Facility $1,750.0 Outstanding (1,130.0) Letters of Credit (22.8) Availability from ABL $597.2 Cash & Cash Equivalents 41.5 Total Liquidity $638.7 ABL Credit Facility Senior Secured Second Priority Notes while we maintain ample liquidity…Net Leverage1 is improving FY 2017 Highlights ©2018 Herc Rentals Inc. All Rights Reserved. 1. For a definition and reconciliation to the most comparable GAAP financial measure, see the Appendix beginning on slide 28 26 $ in millions, as of 12/31/17

NYSE: HRI Adjusted EBITDA $620 to $655 million Net Fleet Capital Expenditures $525 to $575 million 2018 Full Year Guidance ©2018 Herc Rentals Inc. All Rights Reserved. 27

NYSE: HRI Q4 and FY 2017 Financials ©2018 Herc Rentals Inc. All Rights Reserved. Appendix 28

NYSE: HRI Glossary of Terms Commonly Used in the Industry 1 OEC: Original Equipment Cost which is an operating measure based on the guidelines of the American Rental Association, which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date). 2 Fleet Age: The OEC weighted age of the entire fleet. Net Fleet Capital Expenditures: Capital expenditures of revenue earning equipment minus the proceeds from disposal of revenue earning equipment. 3 Dollar Utilization ($ UT): Dollar utilization is an operating measure calculated by dividing rental revenue by the average OEC of the equipment fleet for the relevant time period. 4 Pricing: Change in pure pricing achieved in one period versus another period. This is applied both to year-over-year and sequential comparisons. Rental rates are calculated based on the category class rate variance achieved either year-over-year or sequentially for any fleet that qualifies for the fleet base and weighted by the prior year revenue mix. 5 FUR: Fleet unavailable for rent. 6 ©2018 Herc Rentals Inc. All Rights Reserved. 29

NYSE: HRI Reconciliation of Net Income to EBITDA & Adj. EBITDA EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. EBITDA and Adjusted EBITDA - EBITDA represents the sum of net income (loss), provision (benefit) for income taxes, interest expense, net, depreciation of revenue earning equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain on disposal of a business and certain other items. Management uses EBITDA and Adjusted EBITDA to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry. However, EBITDA and Adjusted EBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, neither measure purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments. ©2018 Herc Rentals Inc. All Rights Reserved. 30

NYSE: HRI Reconciliation of Net Income to EBITDA & Adj. EBITDA $ in millions Three Months Ended December 31, Years Ended December 31, 2017 2016 2017 2016 Net income (loss) $ 214.3 $ (13.2) $ 160.3 $ (19.7) Provision for income taxes (193.2) 5.8 (224.7) 14.8 Interest expense, net 38.2 32.1 140.0 84.2 Depreciation of revenue earning equipment 95.4 95.4 378.9 350.5 Non-rental depreciation and amortization 13.8 11.9 51.5 44.8 EBITDA 168.5 132.0 506.0 474.6 Restructuring charges (0.2) 0.5 1.2 4.0 Restructuring related charges1 0.2 - 4.3 2.9 Spin-off costs 8.2 11.5 35.2 49.2 Non-cash stock-based compensation charges 2.6 1.7 10.1 5.5 Impairment 0.4 - 29.7 - Other 2 (1.9) - (1.1) - Adjusted EBITDA $ 177.8 $ 145.7 $ 585.4 $ 536.2 Total Revenues $ 491.7 $ 405.2 $ 1,754.5 $ 1,554.8 Adjusted EBITDA $ 177.8 $ 145.7 $ 585.4 $ 536.2 Adjusted EBITDA Margin 36.2% 36.0% 33.4% 34.5% ©2018 Herc Rentals Inc. All Rights Reserved. 31 1. Represents incremental costs incurred directly supporting restructuring initiatives 2. Comprised primarily of a gain on sale of real estate of $2.3 million during the three months and year ended December 31, 2017, partially offset by transaction costs of $0.3 million and $0.9 million for the three months and year ended December 31, 2017, respectively

NYSE: HRI Reconciliation of Net Leverage Ratio $ in millions 2017 2016 Long-Term Debt, Net $2,137.1 $2,178.6 (Plus) Current maturities of long-term debt 22.7 15.7 (Plus) Unamortized debt issuance costs 14.5 21.0 (Less) Cash and Cash Equivalents (41.5) (24.0) Net Debt $2,132.8 $2,191.3 Adjusted EBITDA $585.4 $536.2 Net Leverage 3.6x 4.1x ©2018 Herc Rentals Inc. All Rights Reserved. 32 Net Leverage Ratio –The Company has defined its net leverage ratio as net debt, as calculated below, divided by adjusted EBITDA for the trailing twelve-month period. This measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company’s definition of this measure may differ from similarly titled measures used by other companies.

NYSE: HRI Reconciliation of Free Cash Flow Free cash flow is not a recognized term under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of this measure may not be comparable to similarly titled measures reported by other companies. Free cash flow represents net cash provided by (used in) operating activities less revenue earning equipment expenditures, proceeds from disposal of revenue earning equipment, property and equipment expenditures, proceeds from disposal of property and equipment and other investing activities. Free cash flow is used by management in analyzing the Company’s ability to service and repay its debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service debt or for other non-discretionary expenditures. ©2018 Herc Rentals Inc. All Rights Reserved. 33

NYSE: HRI Reconciliation of Free Cash Flow Years Ended December 31, $ in millions 2017 2016 Net cash provided by operating activities $ 341.7 $ 433.4 Revenue earning equipment expenditures (501.4) (468.3) Proceeds from disposal of revenue earning equipment 160.1 115.4 Net Fleet Capital Expenditures (341.3) (352.9) Non-rental capital expenditures (74.6) (47.8) Proceeds from disposal of property and equipment 5.9 5.7 Other investing activities 7.0 - Free Cash Flow $ (61.3) $ 38.4 ©2018 Herc Rentals Inc. All Rights Reserved. 34

Net Income (Loss) Bridge

$ in millions	Three Months Ended December 31,			Elements of Net Income (Loss) Bridge						
	2017	2016	$ Change	Currency translation	Income tax	Spin-off costs	Depreciation of REE	Impairment	Interest Expense	All Other
Total revenues	**$ 491.7**	**$ 405.2**	**$ 86.5**	**$ 2.8**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**	**$ 83.7**
Direct operating	195.4	167.4	28.0	1.4	-	-	-	-	-	26.6
Depreciation of revenue earning equipment	95.4	95.4	-	0.6	-	-	(0.6)	-	-	-
Cost of sales of revenue earning equipment	57.1	32.4	24.7	0.3	-	-	-	-	-	24.4
Cost of sales of new equipment, parts and supplies	9.2	13.8	(4.6)	0.1	-	-	-	-	-	(4.7)
Selling, general and administrative	76.0	71.7	4.3	0.2	-	(3.3)	-	-	-	7.4
Impairment	0.4	-	0.4	0.3	-	-	-	0.1	-	-
Interest expense, net	38.2	32.1	6.1	-	-	-	-	-	6.1	-
Other expense (income), net	(1.1)	(0.2)	(0.9)	(0.1)	-	-	-	-	-	(0.8)
Income (loss) before income taxes	**21.1**	**(7.4)**	**28.5**	**-**	**-**	**3.3**	**0.6**	**(0.1)**	**(6.1)**	**30.8**
Income tax benefit (provision)	193.2	(5.8)	199.0	-	199.0	-	-	-	-	-
Net income (loss)	**$ 214.3**	**$ (13.2)**	**$ 227.5**	**$ -**	**$ 199.0**	**$ 3.3**	**$ 0.6**	**$ (0.1)**	**$ (6.1)**	**$ 30.8**

$ in millions	Years Ended December 31,			Elements of Net Income (Loss) Bridge						
	2017	2016	$ Change	Currency translation	Income tax	Spin-off costs	Depreciation of REE	Impairment	Interest Expense	All Other
Total revenues	**$ 1,754.5**	**$ 1,554.8**	**$ 199.7**	**$ 3.8**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**	**$ 195.9**
Direct operating	721.6	655.2	66.4	2.0	-	-	-	-	-	64.4
Depreciation of revenue earning equipment	378.9	350.5	28.4	0.8	-	-	27.6	-	-	-
Cost of sales of revenue earning equipment	192.0	144.0	48.0	0.5	-	-	-	-	-	47.5
Cost of sales of new equipment, parts and supplies	39.5	53.0	(13.5)	0.1	-	-	-	-	-	(13.6)
Selling, general and administrative	320.6	275.2	45.4	0.2	-	(14.0)	-	-	-	59.2
Impairment	29.7	-	29.7	0.3	-	-	-	29.4	-	-
Interest expense, net	140.0	84.2	55.8	-	-	-	-	-	55.8	-
Other expense (income), net	(3.4)	(2.4)	(1.0)	(0.1)	-	-	-	-	-	(0.9)
Income (loss) before income taxes	**(64.4)**	**$ (4.9)**	**(59.5)**	**-**	**-**	**14.0**	**(27.6)**	**(29.4)**	**(55.8)**	**39.3**
Income tax benefit (provision)	224.7	(14.8)	239.5	-	239.5	-	-	-	-	-
Net income (loss)	**$ 160.3**	**$ (19.7)**	**$ (180.0)**	**$ -**	**$ 239.5**	**$ 14.0**	**$ (27.6)**	**$ (29.4)**	**$ (55.8)**	**$ 39.3**

HercRentals™

NYSE: HRI

©2018 Herc Rentals Inc. All Rights Reserved.

35

NYSE: HRI 18.9% 16.8% 16.2% 13.8% 16.3% 10.0% 12.0% 14.0% 16.0% 18.0% 20.0% Q1 2017 Q2 2017 Q3 2017 Q4 2017 FY 2017 SG&A Expense (ex Spin-off costs) as % of Total Revenue 2017 SG&A Excluding Spin-off Costs $ in millions Q1 2017 Q2 2017 Q3 2017 Q4 2017 FY 2017 SG&A $81.2 $78.8 $84.6 $76.0 $320.6 Spin-off costs ($7.6) ($9.1) ($10.3) ($8.2) ($35.2) SG&A excluding Spin-off costs $73.6 $69.7 $74.3 $67.8 $285.4 % of Total Revenue 18.9% 16.8% 16.2% 13.8% 16.3% ©2018 Herc Rentals Inc. All Rights Reserved. 36

NYSE: HRI Historic Fleet at Original Equipment Cost1 $ in millions Q1 2016 Q2 2016 Q3 2016 Q4 2016 FY 2016 Q1 2017 Q2 2017 Q3 2017 Q4 2017 FY 2017 Beginning Balance – Fleet at OEC $3,384 $3,391 $3,537 $3,616 $3,384 $3,556 $3,556 $3,653 $3,752 $3,556 Expenditures – Fleet at OEC $90 $220 $142 $43 $495 $119 $217 $126 $62 $ 524 Disposals – Fleet at OEC ($96) ($85) ($57) ($90) ($328) ($120) ($111) ($66) ($145) ($442) Foreign Currency / Other $13 $11 ($6) ($13) $5 $1 ($9) $39 ($18) $13 Ending Balance – Fleet at OEC $3,391 $3,537 $3,616 $3,556 $3,556 $ 3,556 $ 3,653 $3,752 $3,651 $ 3,651 1. Original equipment cost based on ARA guidelines ©2018 Herc Rentals Inc. All Rights Reserved. 37

NYSE: HRI Expand and Diversify Revenues: Driving $ Utilization OEC as of 12/31/2016 1 OEC as of 12/31/2017 1 Increased • Aerial – Scissor Lifts • Material Handling - Industrial • ProContractor and ProSolutionsTM Reduced • Aerial – Booms • Earthmoving - Heavy • Air Compressors 1. Original equipment cost based on ARA guidelines $3.56 billion $3.65 billion Aerial - Booms 19.3% Aerial - Scissors & Other 6.4% Earthmoving - Heavy 10.7% Earthmoving - Compact 7.5%Material Handling- Telehandlers 13.5% Material Handling - Industrial 3.2% Trucks and Trailers 12.9% 13.4% ProContractor 4.7% Air Compressors 3.0% Other 2.0% Lighting 1.7% Compaction 1.7% Aerial - Booms 18.7% Aerial - Scissors & Other 7.5% Earthmoving - Heavy 8.2% Earthmoving - Compact 7.7% Material Handling- Telehandlers 13.3% Material Handling - Industrial 3.6% Trucks and Trailers 12.7% 13.8% ProContractor 6.7% Air Compressors 2.6% Other 1.9% Lighting 1.7% Compaction 1.6% ©2018 Herc Rentals Inc. All Rights Reserved. ProSolutionsTM ProSolutionsTM 38

NYSE: HRI